Exhibit 2
NIS GROUP CO., LTD. (8571)
Monthly Data for February 2007
The figures herein are based on Japanese GAAP, are unaudited and may be subject to revision.

NIS Group’s Main Operating Assets
(amount in thousands of yen)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07

Total assets for SMEs	198,480,786	203,556,150	216,686,054	226,950,655	224,336,530	238,889,338	245,294,890	244,854,154	257,020,573	253,648,609	249,415,135

*	Assets for SMEs are the sum of the assets below less total loans to consumers, purchased loans receivable, real estate for sale and assets held for Nissin Leasing (China).

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07

Total number of accounts	81,438	80,899	80,153	79,355	78,717	75,768	75,217	74,541	73,945	73,126	72,249
Total loans to business owners	44,739	44,464	44,055	43,777	43,590	42,132	41,972	41,709	41,636	41,270	40,884
Business Assist (Small business owner loans)	24,485	24,337	24,159	24,025	23,907	23,198	22,944	22,725	22,536	22,294	22,081
Business Timely loans	17,179	17,206	17,114	17,145	17,121	16,336	16,318	16,258	16,259	16,225	16,195
Secured loans	701	723	753	758	778	779	801	804	823	843	848
Notes receivable	2,374	2,198	2,031	1,849	1,784	1,819	1,909	1,922	2,018	1,908	1,760
Total loans to consumers	36,699	36,435	36,096	35,578	35,127	33,636	33,245	32,832	32,309	31,856	31,365
Smart Assist (Wide loans)	27,321	26,976	26,592	26,164	25,763	25,014	24,614	24,232	23,816	23,473	23,086
First Plan (Consumer loans)	9,378	9,459	9,504	9,414	9,364	8,622	8,631	8,600	8,493	8,383	8,279
(amount in thousands of yen)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07

Total loans receivable	220,621,130	225,335,500	237,107,375	246,111,628	242,023,268	254,200,835	260,113,778	259,104,291	269,655,360	266,596,418	261,765,359
Total loans to business owners	177,207,008	182,453,046	192,963,004	204,374,032	201,003,557	214,998,536	221,755,652	221,358,344	232,535,274	230,006,410	225,631,248
Business Assist (Small business owner loans)	64,835,006	64,215,134	64,282,372	64,487,679	65,022,681	64,425,224	63,309,912	62,151,655	61,732,244	60,699,691	60,259,577
Business Timely loans	25,394,619	25,715,112	25,757,876	25,850,363	25,908,932	24,918,988	25,024,242	25,032,467	24,945,892	24,939,064	24,928,386
Secured Loans	84,794,557	90,579,435	103,020,721	112,396,163	108,407,227	123,971,120	131,577,997	132,238,475	143,726,439	142,388,731	138,606,136
Notes receivable	2,182,825	1,943,364	1,802,034	1,639,826	1,664,715	1,683,202	1,843,499	1,935,746	2,130,698	1,978,923	1,837,147
Total loans to consumers	43,414,122	42,882,454	42,244,370	41,737,595	41,019,710	39,202,298	38,358,126	37,745,946	37,120,085	36,590,007	36,134,110
Smart Assist (Wide loans)	40,412,835	39,854,879	39,211,996	38,755,652	38,064,488	36,477,650	35,663,401	35,080,081	34,510,657	34,043,329	33,642,482
First Plan (Consumer loans)	3,001,286	3,027,574	3,032,374	2,981,943	2,955,221	2,724,648	2,694,724	2,665,865	2,609,428	2,546,677	2,491,628

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*	Product names were changed from October 1, 2006.

*	Starting from January 2007, secured loans receivable include loans receivable which have been removed from the balance sheet due to liquidation.
(amount in thousands of yen)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07

Assets held for leases and installment loans	9,453,524	9,239,140	9,562,155	9,993,409	10,558,509	10,981,486	11,018,843	10,827,398	11,654,459	10,914,523	11,285,297

*	Assets held for leases and installment loans are mainly assets of NIS Lease Co., Ltd.

*	Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07

Purchased loans receivable and real estate for sale in loan servicing	30,058,095	30,156,162	30,578,222	31,464,057	31,300,294	39,664,628	46,174,637	47,152,548	52,705,723	53,392,172	53,623,222

*	Purchased loans receivable and real estate for sale are mainly assets of Nissin Servicer Co., Ltd.
(amount in thousands of yen)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07

Main guaranteed borrowings outstanding	11,820,000	11,863,000	12,260,000	12,583,000	12,774,000	12,909,000	12,520,000	12,668,000	12,830,000	12,727,000	12,498,000
Sanyo Club	6,926,000	7,019,000	7,133,000	7,257,000	7,349,000	7,458,000	7,564,000	7,539,000	7,548,000	7,560,000	7,569,000
Shinsei Business Finance	3,043,000	2,976,000	2,893,000	2,833,000	2,767,000	2,634,000	2,462,000	2,324,000	2,237,000	2,114,000	2,015,000
Chuo Mitsui Finance Service	744,000	831,000	1,244,000	1,339,000	1,351,000	1,518,000	1,742,000	1,964,000	2,024,000	2,073,000	2,186,000
Accounts receivable guaranteed	1,105,000	1,036,000	989,000	1,152,000	1,305,000	1,298,000	750,000	839,000	1,020,000	978,000	726,000

*	Amounts for guaranteed borrowings outstanding include accrued interest and are rounded down to the nearest million yen.

*	Starting from October 2006, the amounts for accounts receivable guaranteed do not include the last day of the guarantee contract period at the end of the month.
(amount in millions of yuan)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07

Nissin Leasing (China)’s consolidated operating assets	—	—	—	—	—	—	—	—	—	286	341

*	The balance sheet date of Nissin Leasing (China) is the end of December.

*	As of February 28, 2007: 1 yuan = 15.3 yen

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07	Total

Business Assist (Small business owner loans)
Applications	1,277	1,436	1,328	1,513	1,584	1,401	1,456	1,316	1,535	1,270	1,296		15,412
Approvals	252	270	288	270	291	219	249	214	298	213	255		2,819
Approval ratio	19.73%	18.80%	21.69%	17.85%	18.37%	15.63%	17.10%	16.26%	19.41%	16.77%	19.68%		18.29%
Business Timely loans
Applications	1,471	1,348	1,239	1,214	1,251	1,175	1,133	1,092	1,217	1,082	1,168		13,390
Approvals	1,018	925	866	838	766	765	608	596	662	557	629		8,230
Approval ratio	69.20%	68.62%	69.90%	69.03%	61.23%	65.11%	53.66%	54.58%	54.40%	51.48%	53.85%		61.46%
Secured loans
Applications	167	162	164	194	265	234	216	203	219	170	208		2,202
Approvals	57	55	64	39	66	52	68	55	58	47	49		610
Approval ratio	34.13%	33.95%	39.02%	20.10%	24.91%	22.22%	31.48%	27.09%	26.48%	27.65%	23.56%		27.70%
Notes receivable
Applications	42	71	79	63	41	65	41	41	53	54	35		585
Approvals	33	50	56	23	31	42	26	30	41	35	20		387
Approval ratio	78.57%	70.42%	70.89%	36.51%	75.61%	64.62%	63.41%	73.17%	77.36%	64.81%	57.14%		66.15%
Smart Assist (Wide loans)
Applications	4,485	5,896	4,099	3,982	4,783	3,513	4,405	4,160	3,237	4,165	4,211		46,936
Approvals	259	274	259	213	228	186	228	208	259	242	262		2,618
Approval ratio	5.77%	4.65%	6.32%	5.35%	4.77%	5.29%	5.18%	5.00%	8.00%	5.81%	6.22%		5.58%
First Plan (Consumer loans)
Applications	1,305	2,029	2,321	2,379	2,023	2,166	2,811	2,200	1,860	2,097	2,134		23,325
Approvals	349	355	349	305	181	196	206	178	114	88	95		2,416
Approval ratio	26.74%	17.50%	15.04%	12.82%	8.95%	9.05%	7.33%	8.09%	6.13%	4.20%	4.45%		10.36%

*	Figures are on a non-consolidated basis, and exclude business results of Aprek Co., Ltd.

*	The figures include applications and approvals through tie-up companies.

*	The number of approvals of Business Timely loans and First Plan (Consumer loans) includes the number of approved cardholders, which includes credit lines with zero balance.

*	Product names were changed from October 1, 2006.

Newly Contracted Accounts and Loan Amounts by Application Channel

February 2006	(amount in thousands of yen)

	Business Assist								Smart Assist		First Plan
	(Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		(Wide loans)		(Consumer loans)		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount

OEM channels	62	271,000	204	240,825	2	133,000	—	—	—	—	21	7,400	289	652,225
Other	257	5,651,050	324	428,229	36	10,356,276	33	52,953	388	1,211,480	260	81,173	1,298	17,781,163

Total	319	5,922,050	528	669,055	38	10,489,276	33	52,953	388	1,211,480	281	88,573	1,587	18,433,388

February 2007	(amount in thousands of yen)

	Business Assist								Smart Assist		First Plan
	(Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		(Wide loans)		(Consumer loans)		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount

OEM channels	24	129,400	93	80,710	—	—	—	—	—	—	15	4,300	132	214,410
Other	231	1,940,448	266	336,372	49	5,424,111	20	30,382	262	822,920	67	19,017	895	8,573,252

Total	255	2,069,848	359	417,082	49	5,424,111	20	30,382	262	822,920	82	23,317	1,027	8,787,662

Month-End Number of Accounts and Balance of Loans Receivable by Application Channel

February 2006	(amount in thousands of yen)

	Business Assist								Smart Assist		First Plan
	(Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		(Wide loans)		(Consumer loans)		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount

OEM channels	1,849	5,645,447	5,703	9,838,662	11	182,049	—	—	11	20,266	1,211	365,150	8,785	16,051,575
Other	21,060	58,550,351	12,171	16,042,738	480	71,012,343	112	191,502	28,212	41,682,971	8,642	2,774,125	70,677	190,254,033

Total	22,909	64,195,799	17,874	25,881,400	491	71,194,392	112	191,502	28,223	41,703,238	9,853	3,139,276	79,462	206,305,609

February 2007	(amount in thousands of yen)

	Business Assist								Smart Assist		First Plan
	(Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		(Wide loans)		(Consumer loans)		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount

OEM channels	1,775	4,726,139	5,624	10,356,752	14	70,305	3	4,608	12	21,496	1,018	270,254	8,446	15,449,556
Other	17,777	44,713,979	10,571	14,571,634	684	130,818,786	120	203,532	23,074	33,620,986	7,261	2,221,373	59,487	226,150,291

Total	19,552	49,440,119	16,195	24,928,386	698	130,889,091	123	208,140	23,086	33,642,482	8,279	2,491,628	67,933	241,599,848

*	Figures are on a non-consolidated basis, and exclude business results of Aprek Co., Ltd.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Partner Service, Inc. and Chuo Mitsui Finance Service Co., Ltd.

*	Product names were changed from October 1, 2006.

*	Starting from January 2007, secured loans receivable include loans receivable which have been removed from the balance sheet due to liquidation.

Delinquent Loans by Default Days as of February 28, 2005, 2006 and 2007

February 28, 2005	(amount in thousands of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
	Amount	%	Amount	%	Amount	%	Amount	%	Loans receivable

Business Assist (Small business owner loans)	459,207	0.78	418,753	0.71	2,501,453	4.25	3,379,414	5.74	58,911,489
Business Timely loans	145,686	0.69	148,023	0.70	461,885	2.19	755,595	3.58	21,098,823
Secured loans	32,566	0.21	295,155	1.87	211,140	1.34	538,863	3.42	15,771,100
Notes receivable	2,267	1.33	—	—	26,181	15.30	28,448	16.63	171,104
Smart Assist (Wide loans)	331,993	0.68	306,364	0.63	1,790,207	3.67	2,428,566	4.97	48,827,223
First Plan (Consumer loans)	29,264	1.01	32,310	1.11	68,887	2.37	130,461	4.49	2,905,230

Total	1,000,985	0.68	1,200,607	0.81	5,059,756	3.43	7,261,348	4.92	147,684,972

February 28, 2006	(amount in thousands of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
	Amount	%	Amount	%	Amount	%	Amount	%	Loans receivable

Business Assist (Small business owner loans)	465,810	0.73	298,119	0.46	2,809,495	4.38	3,573,425	5.57	64,195,799
Business Timely loans	196,352	0.76	168,833	0.65	564,318	2.18	929,504	3.59	25,881,400
Secured loans	57,842	0.08	128,483	0.18	139,620	0.20	325,947	0.46	71,194,392
Notes receivable	—	—	—	—	14,236	7.43	14,236	7.43	191,502
Smart Assist (Wide loans)	246,741	0.59	217,495	0.52	1,272,337	3.05	1,736,574	4.16	41,703,238
First Plan (Consumer loans)	43,020	1.37	45,126	1.44	95,355	3.04	183,502	5.85	3,139,276

Total	1,009,767	0.49	858,059	0.42	4,895,364	2.37	6,763,191	3.28	206,305,609

February 28, 2007	(amount in thousands of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
	Amount	%	Amount	%	Amount	%	Amount	%	Loans receivable

Business Assist (Small business owner loans)	657,408	1.33	742,982	1.50	4,706,726	9.52	6,107,118	12.35	49,440,119
Business Timely loans	355,353	1.43	287,290	1.15	969,628	3.89	1,612,273	6.47	24,928,386
Secured loans	798,795	0.61	24,641	0.02	1,027,153	0.78	1,850,591	1.41	130,889,091
Notes receivable	—	—	—	—	42,469	20.40	42,469	20.40	208,140
Smart Assist (Wide loans)	342,709	1.02	330,581	0.98	1,575,886	4.68	2,249,177	6.69	33,642,482
First Plan (Consumer loans)	60,753	2.44	48,755	1.96	132,870	5.33	242,379	9.73	2,491,628

Total	2,215,020	0.92	1,434,252	0.59	8,454,735	3.50	12,104,008	5.01	241,599,848

*	Figures are on a non-consolidated basis, and exclude business results of Aprek Co., Ltd.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*	Product names were changed from October 1, 2006.

*	Starting from January 2007, secured loans receivable include loans receivable which have been removed from the balance sheet due to liquidation.

Month-End Breakdown of Borrowings and Borrowing Rates

Breakdown of borrowings by lender	(amount in millions of yen)

	February 2006		February 2007		March 2006
	Balance	Ratio	Balance	Ratio	Balance	Ratio

Indirect	130,638	68.47%	150,195	63.39%	131,521	62.03%
Banks	113,400	59.44%	95,588	40.34%	112,947	53.27%
Non-life insurance companies	1,607	0.84%	3,295	1.39%	1,982	0.93%
Other financial institutions	15,630	8.19%	51,311	21.66%	16,593	7.83%
(including securities companies)
Direct**	60,145	31.53%	86,751	36.61%	80,492	37.97%

Total	190,783	100.00%	236,947	100.00%	212,013	100.00%

Loans by maturity	(amount in millions of yen)

	February 2006		February 2007		March 2006
	Balance	Ratio	Balance	Ratio	Balance	Ratio

Short-term loans	54,300	28.46%	78,467	33.12%	49,700	23.44%
Long-term loans**	136,483	71.54%	158,479	66.88%	162,313	76.56%
Long-term loans within 1 year	49,971	26.19%	76,707	32.37%	59,603	28.11%
Long-term loans over 1 year	86,512	45.35%	81,772	34.51%	102,710	48.45%

Total	190,783	100.00%	236,947	100.00%	212,013	100.00%

Borrowing rates	(%)

	February 2006	February 2007	March 2006

Indirect	1.51	1.70	1.46
Banks	1.50	1.57	1.45
Non-life insurance companies	2.06	1.56	1.84
Other financial institutions	1.52	1.97	1.46
(including securities companies)
Direct**	0.79	1.29	0.90

Total	1.28	1.55	1.28

*	Figures are on a non-consolidated basis, and exclude business results of consolidated subsidiaries.

**	Figures exclude ¥33.8 billion procured by the liquidation of secured loans receivable.

List of Main Investment Securities Held by Group Companies
As of February 28, 2007
(amount in yen)

			Book value		Market price
Listed Companies	Code	# of shares	per share	Book value	per share	Market value	Difference
Xinhua Finance Ltd.	9399	114,717	63,281	7,259,474,257	72,700	8,339,925,900	1,080,451,643
Venture Link Co., Ltd.	9609	12,285,400	200	2,457,080,000	273	3,353,914,200	896,834,200
Raccoon Co., Ltd.	3031	500	17,204	8,602,428	371,000	185,500,000	176,897,572
Tosei Corporation	8923	1,500	82,176	123,264,000	140,000	210,000,000	86,736,000
Riskmonster.com	3768	2,500	117,847	294,619,450	142,000	355,000,000	60,380,550
Info Mart Corporation	2492	165	119,894	19,782,566	436,000	71,940,000	52,157,434
The Tokushima Bank Ltd.	8561	122,971	592	72,895,869	818	100,590,278	27,694,409
Fujitsu Business Systems Ltd.	8092	17,300	1,401	24,237,300	1,775	30,707,500	6,470,200
Gamepot Inc.	3792	30	24,335	730,050	135,000	4,050,000	3,319,950
The Bank of Kochi, Ltd.	8416	60,000	229	13,740,000	233	13,980,000	240,000
SOFTBANK CORP.	9984	400	2,445	978,000	2,995	1,198,000	220,000
Tenpos Busters Co., Ltd.	2751	496	136,742	67,824,245	121,000	60,016,000	(7,808,245)
Shinsei Bank Ltd.	8303	100,000	739	73,939,500	634	63,400,000	(10,539,500)
Aeria Inc.	3758	90	501,866	45,168,000	262,000	23,580,000	(21,588,000)
IDU Co.	8922	5,200	198,758	1,033,544,000	185,000	962,000,000	(71,544,000)
Shinyei Kaisha	3004	7,275,000	400	2,912,774,646	325	2,364,375,000	(548,399,646)
KOSAIDO Co., Ltd.	7868	1,887,000	1,060	2,000,220,000	729	1,375,623,000	(624,597,000)
Other		30,922		12,036,739		23,384,062	11,347,323

Total				16,420,911,050		17,539,183,940	1,118,272,890

Non-listed Companies and Other	Book value
177 companies	11,911,286,331

*	Deemed securities are included.